AMENDMENT NO. 2
                        TO THE THIRD AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                              OF PRIME RETAIL, L.P.


     This AMENDMENT NO. 2 (this "Amendment") to the Third Amended and Restated Agreement of Limited Partnership of Prime Retail, L.P., dated as of October 1, 1998 and effective as of June 15, 1998 (the "Limited Partnership Agreement"), is made on this the 15th day of April, 2002, and, pursuant to the Section 761(c) of the Internal Revenue Code of 1986 (as amended), is effective as of the 1st day of January, 2001, by and among Prime Retail, Inc., a Maryland Corporation ("Prime Retail"), it is capacity as both (i) a General Partner of Prime Retail, L.P., a Delaware limited partnership (the "Partnership"), and (ii) a Majority-in-Interest of the Partners of the Partnership, Abraham Rosenthal ("Rosenthal"), and William H. Carpenter, Jr. ("Carpenter"). Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Limited Partnership Agreement.

                                   WITNESSETH:

     WHEREAS, Rosenthal and Carpenter are agreeing to make additional Capital Contributions to the Partnership under certain circumstances;

     WHEREAS, the parties hereto desire to amend the Limited Partnership Agreement to reflect the obligation of Rosenthal and Carpenter to make such additional Capital Contributions;

     WHEREAS, pursuant to Section 14.7(a) of the Limited Partnership Agreement, Prime Retail, as General Partner and as a Majority-in-Interest of the Partners, hereby consents to the amendment of the Limited Partnership Agreement to set forth below.

     NOW, THEREFORE, for and in consideration of the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Prime Retail, as General Partner and as a Majority-in-Interest of the Partners, Rosenthal, and Carpenter hereby consent and agree as follows:

     1. Amendment to Section 4.2. Section 4.2 of the Limited Partnership Agreement is amended by adding the following paragraph (d) after paragraph (c):

     "(d) Notwithstanding any other provision in this Agreement to the contrary, in the event that (i) the loan in the original principal amount of Ninety Million Dollars (90,000,000) made to the Partnership by FRIT PRT Lending LLC on December 22, 2000 (the "Loan") becomes due and payable; and (ii) the fair market value of the Partnership assets that secure the Loan (the "Secured Assets") is below Three Million Dollars ($3,000,000) (the "Minimum Value") at such time, William H. Carpenter, Jr. ("Carpenter") and Abraham Rosenthal ("Rosenthal") shall make additional pro-rata Capital Contributions to the Partnership (that is, in addition to those made pursuant to Section 4.2(a)) in the amount necessary to cause the fair market value of the Secured Assets to equal the Minimum Value. The Maximum obligation of each of Carpenter and Rosenthal under this Section 4.2(d) (the "Required Contribution Amount") shall be the lesser of
(i) One Million Five Hundred Thousand Dollars ($1,500,000); and (ii) one-half of the difference between the Minimum Value and the actual fair market value of the Secured Assets. In the event that (i) the Loan is repaid in full; (ii) Carpenter and Rosenthal satisfy, in full, the payment of the Required Contribution Amount; or (iii) Carpenter and Rosenthal no longer hold interests in the Partnership (provided that, at the time Carpenter and Rosenthal cease to hold interests in the Partnership, the fair market value of the Secured Assets is at least equal to the Minimum Value), the obligations of Carpenter and Rosenthal to make Capital Contributions to the Partnership under this Section 4.2(d) shall immediately terminate and be of no further force or effect. Furthermore, Prime Retail shall have the right, exercisable at any time after December 1, 2002, to terminate the obligation to Carpenter and Rosenthal to make Capital Contributions to the Partnership pursuant to this Section 4.2(d). Prime Retail's termination right shall be exercisable by written notice to Carpenter and Rosenthal, and the termination shall be effective upon the date specified in the notice. Notwithstanding any other provision in this Agreement, if Carpenter and Rosenthal make Capital Contributions to the Partnership pursuant to this Section 4.2(d), they shall in no event have any claim for reimbursement, indemnification or subrogation against the General Partner or any other partner of the Partnership."

     2. Miscellaneous.

     a.  Counterparts.   This  Amendment  may  be  executed  in  any  number  of
counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same Instrument.

     b. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws (as opposed to conflicts of law provisions) of the State of Delaware.

     c. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

     Successors  and  Assigns.   This  Amendment   shall  be  binding  upon  the
Partnership, each of the Partners of the Partnership and their respective successors and assigns.
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     IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

                                      PRIME RETAIL, INC.,
                                      as General Partner




                                      By:      /s/ Glenn D. Reschke
                                      Name:    GLENN D. RESCHKE
                                      Title: PRESIDENT, CHIEF EXECUTIVE OFFICER



                                      PRIME RETAIL, INC.,
                                      as Majority-in-Interest of the Partners




                                      By:      /s/ Glenn D. Reschke
                                      Name:    GLENN D. RESCHKE
                                      Title: PRESIDENT, CHIEF EXECUTIVE OFFICER




                                      /s/ Abraham Rosenthal
                                      ABRAHAM ROSENTHAL




                                      /s/ William H. Carpenter
                                      WILLIAM H. CARPENTER, Jr.